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                                                                    EXHIBIT 10.9

                             AMENDED AND RESTATED
           INSURANCE ADMINISTRATION, SERVICES AND REFERRAL AGREEMENT

          THIS AMENDED AND RESTATED INSURANCE ADMINISTRATION, SERVICES AND REFERRAL AGREEMENT (the "Agreement") is made as of the ___ day of October, 1998 by and between THE SCOTTISH ANNUITY COMPANY (CAYMAN) LTD., a Cayman Islands insurance company ("Scottish Annuity"), and SCOTTISH ANNUITY & LIFE INSURANCE COMPANY (CAYMAN) LTD., a Cayman Islands insurance company ("Scottish Life").

                              W I T N E S S E T H:

          WHEREAS, Scottish Annuity, an affiliate of Scottish Life, is engaged in the issuance of variable annuity products (the "Products").

          WHEREAS, Scottish Annuity wishes to retain Scottish Life to provide certain administrative and accounting services, and Scottish Life is willing to furnish such services.

          WHEREAS, Scottish Annuity wishes to use office space and the services of Scottish Life for certain administrative, clerical and accounting tasks and to transfer certain office equipment to Scottish Life;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1.   APPOINTMENT.

          Scottish Annuity hereby appoints Scottish Life to provide certain insurance, administrative, clerical and accounting services to Scottish Annuity for the period and on the terms set forth in this Agreement. Scottish Life accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 4 of this Agreement and in consideration of the covenants set forth in Section 9 hereof.

          Scottish Life hereby agrees to sublease certain space to provide Scottish Annuity with office space and to perform services referred to herein, on the terms and subject to the conditions set forth in this Agreement, and Scottish Annuity agrees to transfer certain office equipment to Scottish Life.

          2.   ADMINISTRATIVE SERVICES.

          (a) Scottish Life agrees to provide to Scottish Annuity the following insurance, administrative, clerical and accounting services during the term of this Agreement:

               (i)   investment fund accounting reporting for Products;
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               (ii)  monitoring compliance with the diversification, investor control and other requirements of Section 817 of the Internal Revenue Code of 1986, as amended;

               (iii) administrative and clerical services in the issuance by Scottish Annuity of Products and documents related thereto;

               (iv) administrative preparation and delivery (after issuance by Scottish Annuity) of Products;

               (v) servicing of Products after issuance by Scottish Annuity, including, but not limited to, preparation and delivery of monthly account statements, administrative processing of loans, administrative processing of change of owner and beneficiary requests, and administrative processing of transfers among investment funds in which assets of holders of Products are invested and contract surrenders (total and partial); and

               (vi) administrative and clerical services relating to calculation of annuity benefits.

          (b) Scottish Annuity will be responsible for all other business and administrative services related to Products, including (i) determinations as to whether purchasers of annuity products are qualified purchasers; (ii) investigating investment managers selected by purchasers; and (iii) negotiation and issuance of Products.

          3.   ACCOUNTING SERVICES.

          Scottish Life will perform general accounting functions (including, without limitation, the following services) for Scottish Annuity during the term of this Agreement:

               (a) accounting for investment, capital and income and expense activities and maintenance of individual ledgers for investment funds in which each Product is invested;

               (b) preparing of financial statements of Scottish Annuity;

               (c) controlling of all disbursements from Scottish Annuity and authorizing such disbursements upon instructions from Scottish Annuity;

               (d) preparing of tax returns and similar filings for Scottish Annuity;

               (e) preparing of forms and reports required to be filed by Scottish Annuity under statutes, rules and other applicable laws and regulations (including insurance laws and regulations) of the Cayman Islands or the British West Indies; and

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               (f) keeping of the books and records of accounts of Scottish
     Annuity and of premiums paid with respect to the Products.

          The books and records pertaining to Scottish Annuity which are in the possession of Scottish Life shall be the property of Scottish Annuity.

          4.   COMPENSATION; EXPENSE REIMBURSEMENT.

               (a) As compensation for the services rendered by Scottish Life during the term of this Agreement, Scottish Annuity will pay to Scottish Life, for each annuity contract issued by Scottish Annuity and in effect on the date of determination of the compensation, an amount payable in U.S. dollars equal to .50% per annum of the separate account value of such contract, provided that the amount of the aggregate compensation under this Agreement shall not be less than U.S.$25,000 per year (the "Minimum Amount"). Payment shall be made by Scottish Annuity to Scottish Life within 10 days of the date Scottish Annuity receives payment of M&E Expense under such annuity contracts, provided that any amount to be paid by Scottish Annuity other than from M&E Expenses under the annuity contracts shall be paid by Scottish Annuity within 10 days of the date Scottish Annuity receives payment of the last M&E Expense under the annuity contracts during the contract year in which the Minimum Amount is in effect.

               (b) In addition, Scottish Annuity shall reimburse Scottish Life, quarterly in arrears, for all out-of-pocket fees, costs and expenses incurred or advanced by Scottish Life on behalf of Scottish Annuity in connection with this Agreement. Scottish Life shall present Scottish Annuity with a written request detailing such fees, costs and expenses, from time to time as Scottish Annuity deems necessary. Payment of such fees, costs and expenses shall not be deemed satisfaction of Scottish Annuity's obligation to pay to Scottish Life the administrative and clerical fees due pursuant to Section 4(a).

          5.   CONFIDENTIALITY.

          Each party agrees that it will keep confidential and not disclose any information provided to the other in connection with the services being rendered hereunder to any other person without the consent of the party from whom the information was obtained, unless the information is known or becomes known to the public other than through the breach of any provision of this Agreement or such disclosure is required by law. Upon termination of this Agreement, each party agrees to return all information to the other person, including all copies thereof, unless the returning person is otherwise required to retain such information by law. Scottish Annuity agrees that this agreement may be described in Scottish Life Holdings Ltd.'s registration statement on Form S-1 filed with the Securities and Exchange Commission of the United States relating to the initial public offering of ordinary shares of Scottish Life Holdings,

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Ltd., and this agreement may be filed as an exhibit to such registration statement and otherwise as required by law.

          6.   DEFAULT.

          In the event that Scottish Annuity fails to pay any part of the amounts set forth in Sections 4(a) and 4(b) above when and as due, and Scottish Annuity does not cure such failure within 10 days after the date on which notice of default is given by Scottish Life, then Scottish Annuity shall be in default under this Agreement. Scottish Annuity agrees to reimburse Scottish Life for any and all costs and expenses incurred by Scottish Life, including reasonable counsel fees and expenses, in connection with such default and any litigation or other proceedings instituted for the collection of payments due hereunder.

          7.   INDEMNIFICATION.

          (a) Scottish Annuity shall indemnify and hold harmless Scottish Life and its directors, officers, employees, agents and controlling persons (each being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable Cayman Islands or U.S. federal or state law, or otherwise, relating to or arising out of the provision of services contemplated by this Agreement. Scottish Annuity shall reimburse any Indemnified Party for all costs and expenses, including reasonable counsel fees and expenses, incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. Scottish Annuity shall not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith or gross negligence of Scottish Life.

          (b) Scottish Life shall indemnify and hold harmless Scottish Annuity and its directors, officers, employees, agents and controlling persons (each being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable Cayman Islands or U.S. federal or state law, or otherwise, relating to or arising out of the provision of services contemplated by this Agreement. Scottish Life shall reimburse any Indemnified Party for all costs and expenses, including reasonable counsel fees and expenses, incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. Scottish Life shall not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith or gross negligence of Scottish Annuity.

          8.   DURATION AND TERMINATION.

          This Agreement shall continue in effect until December 31, 1999, and shall thereafter be automatically renewed for successive one-year periods, each commencing January 1 of the renewed term year, unless canceled by either party in writing not less than 60 days prior to

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the commencement of a renewed term. Notwithstanding the foregoing, this
Agreement shall terminate earlier upon the earlier of:

               (a) a material breach or default of any of the material
                   obligations under this Agreement by either party which breach or default is not cured within 10 days after written notice to such party by the other party; or

               (b) either party is declared insolvent or bankrupt by a court of competent jurisdiction or liquidation proceedings are commenced by or against either party and such proceedings are not dismissed within 30 days after the commencement of such proceedings.

          9.   PERMISSIBLE AND IMPERMISSIBLE ACTIVITIES; REFERRALS.

               (a) Except as set forth in subsection (b) below, nothing herein shall in any way preclude Scottish Life from engaging in any activities, including activities competitive with the business of Scottish Annuity, or from performing services for its own account or for the account of others.

               (b) During the term of this Agreement:

                   (i) Scottish Annuity shall not, directly or indirectly, offer or sell (or enter into any contract to sell) any life insurance product, whether the benefit thereunder is fixed or variable; and

                   (ii) Scottish Life shall not, directly or indirectly, offer or sell (or enter into any contract to sell) any variable annuity product; provided, however, that
                                                   --------  -------
                         Scottish Life shall be permitted to reinsure variable annuity products.

               (c) During the term of this Agreement:

                   (i) Scottish Annuity agrees to refer only to Scottish Life any opportunity or inquiry Scottish Annuity may receive to issue and sell any life insurance product, whether the requested benefit thereunder may be fixed or variable; and

                   (ii) Scottish Life agrees to refer only to Scottish Annuity any opportunity or inquiry Scottish Life may receive to issue and sell any annuity product; provided, however,
                                                             --------  -------
                         that the foregoing shall not apply to any opportunity or inquiry regarding the reinsurance of any annuity product.

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          10.  FURTHER ACTIONS.

          Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

          11.  GOVERNING LAW.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF THE CAYMAN ISLANDS, BRITISH WEST INDIES WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES OF SUCH LAWS.

          12.  ENTIRE AGREEMENT.

          This Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings between the parties.

          13.  ASSIGNMENT.

          This Agreement shall not be assignable by operation of law or otherwise without the prior written consent of each party hereto, provided that Scottish Life may assign its rights under this Agreement to any wholly-owned, direct or indirect subsidiary of Scottish Life or any person that controls or is under common control with Scottish Life.

          14.  AMENDMENT; SUCCESSORS; COUNTERPARTS.

               (a) The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by written instrument signed by both parties hereto.

               (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

               (c) This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.

          15.  CAPTIONS.

          The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

                              THE SCOTTISH ANNUITY COMPANY
                                 (CAYMAN) LTD.


                              By: /s/ Michelle L. Boucher
                                 --------------------------------------------
                                 Name:  Michelle L. Boucher
                                 Title: Manager of Finance and Administration

                              SCOTTISH ANNUITY & LIFE INSURANCE
                                 COMPANY (CAYMAN) LTD.


                              By: /s/ Michael C. French
                                 --------------------------------------------
                                 Name:  Michael C. French
                                 Title: President and Chief Executive Officer

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